                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  / /

Filed by a Party other than the Registrant  /x/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/x/  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     INFORMATION RESOURCE ENGINEERING, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
--------------------------------------------------------------------------------

                               STEVEN N. BRONSON
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

(5) Total fee paid:
--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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
                               STEVEN N. BRONSON
                          201 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131
                                 (305) 536-8500

                                                                   JUNE 10, 1998

IMPORTANT INFORMATION ABOUT YOUR INVESTMENT IN

                        INFORMATION RESOURCE ENGINEERING

TO MY FELLOW SHAREHOLDERS:

     By now, you will have received from Information Resource Engineering a letter charging that I am 'a sole dissident stockholder' because I intend to nominate a slate of nominees to become the company's board of directors. Many of you have also been directly contacted by management or the company's proxy solicitor. I will not be able to contact you directly because the company has refused to provide me with the shareholder information I would need in order to do so. I have been forced to commence appropriate proceedings in the Delaware Chancery Court to obtain access to that information.

     The company's characterization of me as a 'sole dissident' is only partially correct.

     Judging from the reaction I've received from a number of shareholders since I announced that I would nominate a slate to turn the current board out, I am certainly not the 'sole' stockholder who has lost patience.

     And as for 'dissident', I'm not simply dissident--I'm EXTREMELY DISSIDENT about what has happened at a company in which I own 150,000 shares:

     o IT HAS NOT EARNED A SINGLE PENNY IN THE LAST FIVE YEARS.

     o THE STOCK PRICE HAS DROPPED SO PRECIPITOUSLY THAT SOME STOCKHOLDERS MAY HAVE LOST MORE THAN 70% OF THEIR VALUE IN THE MIDST OF THE GREAT BULL MARKET.

     o MANAGEMENT HAS LOST CREDIBILITY WITH INVESTORS

         o NOT ONCE IN THE PAST FIVE YEARS HAVE THEY DELIVERED ON THEIR OWN STATED GOALS.

         o TRADING VOLUME HAS FALLEN FROM MORE THAN 1 MILLION SHARES A MONTHS TWO YEARS AGO TO LESS THAN 400,000 SHARES A MONTH THIS YEAR.

         o ONLY ONE ANALYST EVEN BOTHERS TO PUBLISH EARNINGS ESTIMATES ON THE COMPANY.

     YES, I'M CERTAINLY A DISSIDENT, AND I THINK YOU SHOULD BE ONE, TOO. You should be unhappy about the loss of MCI as a customer (who supplied 27% of revenues in 1996). And you should be as unhappy as I am about a board that rewards the pathetic performance of the chief executive officer with a five-year contract at a hefty salary and guaranteed raises every year, among other things.

     Until recently, I was a supporter of the company. I bought with my own personal funds 150,000 shares, and through a financial services company I founded, I raised more than $7.8 million for the company. I did this fully expecting to see the company become a resounding success. THAT HASN'T HAPPENED, as you well know. And I have seen absolutely nothing to make me believe there will be any kind of success under current management.

     Let me tell you a bit about myself and the people I intend to nominate, so you can determine for yourself whether we would serve your interests better than the incumbents on the board. There will be more detail in the proxy materials which we will mail shortly.

     I am president and a co-founder of Barber & Bronson, a full-service brokerage firm, and chairman and co-founder of Catalyst Capital, an investment banking firm. I have more than 15 years' experience in the financial services industry.

     I especially want you to know about MATTHEW E. TUTINO, who immediately will be named chief executive officer if our nominees are elected. Matt has earned a solid reputation as a turnaround and restructuring specialist, and has in-depth knowledge of high technology industries as well as finance and investment banking. In addition to his successes at such companies as Symbol Technology, Mohawk Data and Lockheed, Matt served as executive vice president and chief operating officer of the Export-Import Bank of the United States, and as a senior executive of a major investment banking firm. An electrical engineer with a masters degree in business administration, he has worked at General Dynamics, ITT and Lockheed (where he is one of five registered patent holders for an automated radar terminal system.)

     JEFFERY ADDUCI is president of Regional Investment Bankers Association, a group of regional broker-dealers and investment bankers whose members have underwritten more than 650 financings totaling more than $6.5 billion since 1994.

     JIM CASSEL, president of Catalyst and executive vice president of Barber & Bronson, is an attorney admitted to the bar in Florida and New York. He has special expertise in business, corporate, financial and securities areas of law.

     STAN NEWMAN, executive vice president of JCM Capital Corporation, an equipment leasing and financial consulting firm, has long experience in corporate administration, financial and management reporting, financings and public offerings, and tax planning. Among his past positions, Stan was a senior auditor at a certified public accounting firm.

     This is a slate of experienced, expert businessmen who I believe can restore the company to healthy growth, and create opportunities for employees, top quality products for customers, and solid value for each and every shareholder.

     OUR PROGRAM IS SIMPLE:

         WE WILL DO WHATEVER IT TAKES TO SERVE ALL THE SHAREHOLDERS AND INCREASE THE VALUE OF THE COMPANY.

     As noted above, our first order of business will be to replace the current chief executive with Matt Tutino. We will then conduct an exhaustive review of products, markets, operations, finances, policies and strategies. We will listen to the employees and customers, and examine every idea put forth. We will then structure our future actions, based on that review. These are the principles to which we are committed:

     o Taking back control of the company, for the benefit of all shareholders;

     o Establishing a board which will consider all alternatives available to maximize shareholder value;

     o Increasing financial performance;

     o Establishing effective and consistent communication with shareholders;

     o Recruiting additional technology experts to augment, where needed, the company's current employee roster; and

     o Providing effective leadership of the company, and giving the direction and guidance to implement well-developed strategic plans.

     BUT ONE PROMISE YOU CAN COUNT ON: WHATEVER ACTIONS WE TAKE WILL BE IN THE BEST INTERESTS OF ALL SHAREHOLDERS.

     When you receive our proxy materials, please read them carefully. We are convinced that when you know the facts, you will agree:

                  IT'S TIME FOR THE CURRENT MANAGEMENT TO GO.
               THEY'VE HAD THEIR CHANCE AND THEY DIDN'T DELIVER.
                        DON'T RETURN THEM TO THE BOARD.

     Thank you for your time and attention.

                                          Sincerely,

                                          /s/ Steven N. Bronson

                                          Steven N. Bronson

                              Steven N. Bronson
                         201 South Biscayne Boulevard
                                  Suite 2950
                             Miami, Florida 33131

Information Resource Engineering has refused to turn over its shareholder list to me. Therefore, I can only communicate with you by mail.

To help me communicate with you, I would appreciate it if you would take a few minutes to fill out the information requested below.

At your request, I would also be pleased to forward copies of my proxy materials to your stockbroker or financial advisor.

Thank you for your time and cooperation.

Shareholder Information

                    Name:  _______________________________________________

                 Address:  _______________________________________________

                    City:  __________________ State: _________ Zip: ________

                   Phone:  _______________________  Fax: __________________

             Number of shares owned: ____________________________

Stockbroker or Financial Advisor Information

                    Name:  _______________________________________________

                    Firm:  _______________________________________________

                 Address:  _______________________________________________

                    City:  __________________ State: _________ Zip: ________

                   Phone:  _______________________  Fax: __________________

==============================================================================
  Please return this form to my attention at the address indicated above.
  If you prefer, you may fax it to me at (305) 536-8551.
===============================================================================